                                                                  EXHIBIT 10.37
                              SECURITY AGREEMENT


          This SECURITY AGREEMENT (this "Agreement"), dated as of May 6, 1998, is entered into and made by and among Alpine Associates, a New Jersey Limited Partnership ("Alpine"), East West Capital Associates, Inc. ("Capital"), and together with Alpine, the "Lenders"), Alpine as collateral agent for itself and Capital (the "Agent") and 7th Level, Inc., a Delaware corporation ("7th Level").

          WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof by and among 7th Level and the Lenders, the Lenders have agreed to lend 7th Level an aggregate of up to Four Million Five Hundred Thousand Dollars ($4,500,000.00) for working capital requirements and general corporate purposes, and 7th Level is issuing Secured Promissory Notes (the "Notes") in such aggregate principal amount and warrants exercisable for 675,000 shares of common stock to the Lenders;

          WHEREAS, as security for such loans, 7th Level has agreed to grant to the Lenders a continuing first priority (except to the extent set forth below) security interest in the Collateral (as hereinafter defined);

          WHEREAS, it is a condition precedent to the Lenders' obligations to make the loan to 7th Level that 7th Level execute and deliver to the Lenders this Agreement; and

          WHEREAS, 7th Level desires to execute and deliver this Agreement to satisfy the condition described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the benefits accruing to 7th Level, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 7th Level covenants and agrees with the Lender and the Agent as follows:

          1. Security for Obligations. This Agreement is for the benefit of the Lenders to secure the due and punctual payment and performance of all indebtedness, liabilities and obligations of 7th Level to the Lenders, of every kind and description, whether direct, indirect or contingent, now existing or hereafter acquired or arising, secured or unsecured, primary or secondary, due or to become due, arising under the Notes or this Agreement and any and all future amendments thereto (all of the foregoing are hereinafter called the "Obligations").

          2. Definition of Collateral. As used herein, the term "Collateral" shall mean all of the tangible and intangible personal property and fixtures of 7th Level (but none of its obligations with respect thereto), including, without limitation, the property described below, whether now owned or existing, or hereafter acquired or arising, wherever located, together with any and all additions, accessions and attachments thereto and substitutions, replacements, proceeds (including, without limitation, insurance proceeds) and products thereof:
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               (a)  all inventory, goods, merchandise, raw materials, parts, components, assemblies, supplies, goods or work in process, finished goods and other tangible personal property held by 7th Level for processing, sale or lease or furnished or to be furnished by 7th Level under contracts of service or to be used or consumed in 7th Level's business (the foregoing items in this clause (a) being sometimes herein referred to collectively as "Inventory");

               (b) all accounts, accounts receivable, notes, drafts and acceptances of 7th Level, all rights to receive the payment of money under contracts, franchises, licenses, permits and other agreements, documents or instruments (whether or not earned by performance) or otherwise of 7th Level, and all rights of 7th Level to receive payments from any other source (the foregoing items in this clause (b) being sometimes herein referred to collectively as "Accounts Receivable"), together with all rights of 7th Level in the goods and services which have given rise thereto, including, without limitation, returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit;

               (c) all of 7th Level's equipment, machinery, fixtures, furniture, furnishings, computers and related equipment, office equipment and supplies, tools and vehicles; provided, however, that the security interest granted hereby in respect of any computer or office equipment acquired by 7th Level under capital leases shall be subject and subordinate to the terms of such capital leases and the rights of the lessors thereunder (the foregoing items in this clause (c) being sometimes herein referred to collectively as "Equipment");

               (d) all of 7th Level's general intangibles (including goodwill) and other intangible property and all rights thereunder (all such items existing on the date hereof are identified on Schedule 2(d) hereto), including, without limitation, all of the following:

                    (i) all trademarks, trademark applications and registrations and trade names, together with the goodwill appurtenant thereto, owned, held (whether pursuant to a license or otherwise), used or to be used, in whole or in part, in conducting 7th Level's business (the "Trademarks");

                    (ii) all patents and patent applications of 7th Level, including without limitation, the inventions and improvements described and claimed therein (the "Patents");

                    (iii) all copyrights and applications for registration of
               copyrights of 7th Level and all rights in literary property (the "Copyrights");

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                    (iv)  all reissues, divisions, continuations, renewals,
               extensions and continuations-in-part of any Trademarks, Patents and/or Copyrights; all income, royalties, damages and payments now or hereafter due and/or payable with respect to any Trademarks, Patents and/or Copyrights, including, without limitation, damages and payments for past or future infringements thereof; all rights (but no obligation) to sue for past, present and future infringements of any Trademarks, Patents and/or Copyrights or bring interference proceedings with respect thereto; and all rights corresponding to any Trademarks, Patents and/or Copyrights throughout the world;

                    (v) all rights and interests of 7th Level pertaining to common law and statutory trademark, service marks, trade names, slogans, labels, trade secrets, patents, copyrights, corporate names, company names, business names, fictitious business names, trademark or service mark registrations, designs, logos, trade styles, applications for trademark registration and any other indicia of origin;

                    (vi) all operating methods, formulas, processes, know-how and the like of 7th Level (the foregoing items in clauses (i) through (vi), inclusive, being sometimes herein referred to collectively as the "Intellectual Property Collateral");

               (e) all shares of capital stock and other ownership interests in any subsidiary of 7th Level (other than 7th Level Deutschland GmbH and Distant Thunder Entertainment, Inc.) or in any other person, including all interests in any general or limited partnership, any joint venture or any limited liability company or partnership; and all options, warrants and similar rights to acquire such capital stock or such interests (the foregoing items in this clause (e) being sometimes herein referred to as the "Pledged Securities");

               (f) all contracts, contract rights, leases (including leases of personal property, whether 7th Level is the lessor or the lessee thereunder), franchises, licenses, permits and other agreements (all such items existing on the date hereof are identified on Schedule 2(f) hereto) and all rights thereunder of 7th Level (the foregoing items in this clause
     (f) being sometimes herein referred to collectively as "Contracts");

               (g) all rights granted by others which permit 7th Level to manufacture, distribute, sell or market items of property (all such items existing on the date hereof are identified on Schedule 2(g) hereto);

               (h) all chattel paper, documents, documents of title, records, negotiable and non-negotiable instruments, hedge contracts and forward purchase

                                       3
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     contracts of 7th Level (all such items existing on the date hereof are identified on Schedule 2(h) hereto);

               (i) all property or collateral granted by third party obligors to, or held by, 7th Level with respect to any Accounts Receivable, documents, chattel paper, instruments, leases and other items of Collateral and all liens, rights, remedies, privileges, guarantees and other security for any of the foregoing;

               (j) all books and records, including without limitation, books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, discs, tapes, electronic data processing media and software used in maintaining 7th Level's books and records), all files and correspondence and all receptacles and containers for the foregoing; all computer software, designs, models, know-how, trade secrets, rights of proprietary information, formulas, customer lists, backlogs, orders, royalties, sales material, documents, goodwill, inventions and processes of 7th Level;

               (k) all judgments, causes of action and claims, whether or not inchoate, of 7th Level;

               (l) all cash, funds and investments, including that maintained in any account (including any collateral account or deposit account) at any bank or financial institution, and all rights with respect thereto;

               (m) all tax refunds and abatements of every kind and nature, and all rights and claims related thereto;

               (n) all insurance policies (and all rights thereunder) which insure against any loss or damage to any other Collateral;

               (o) all other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable; and

               (p) all proceeds, including, without limitation, insurance proceeds, and products of the items of Collateral heretofore described.

          7th Level has this day delivered to the Agent all certificates evidencing the Pledged Securities of the subsidiaries of 7th Level (other than 7th Level Deutschland GmbH and Distant Thunder Entertainment, Inc.), accompanied by one or more undated stock powers executed in blank.

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          3.   Pledge of Collateral.  To secure the Obligations, 7th Level hereby assigns, grants, conveys, pledges and sets over to the Agent a first priority (except to the extent set forth above) security interest in all of the Collateral.

          4. Payments and Other Distributions. Unless an Event of Default (as defined) shall have occurred and be continuing, all cash or other amounts payable in respect of the Collateral shall be used by 7th Level for working capital requirements, general corporate purposes or other valid business purposes.

          5. Representations, Warranties and Covenants. 7th Level hereby represents, warrants and covenants as follows:

               (a) 7th Level is, or to the extent that certain of the Collateral is to be acquired after the date hereof will be, the owner of the Collateral, free from any adverse lien, security interest or encumbrance other than as set forth on Schedule 5(a) hereto. 7th Level will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein to the extent that it is commercially reasonable to do so. 7th Level will keep the Collateral free from any adverse lien, security interest or encumbrance, other than those identified on Schedule 5(a) hereto.

               (b) Except as set forth on Schedule 5(a) hereto, no financing statement covering the Collateral is on file in any public office, other than the financing statements filed or to be filed by or on behalf of the Agent pursuant to this Agreement.

               (c) 7th Level will pay any and all taxes, assessments and governmental charges upon the Collateral, except to the extent that such taxes, assessments and charges have been adequately reserved for and are currently being contested in good faith by 7th Level in appropriate proceedings.

               (d) 7th Level will promptly notify the Agent of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

               (e) 7th Level will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein (other than inventory sold or receivables collected in the ordinary course of business or inventory sold in connection with 7th Level's exiting of the games business), without the prior written consent of the Agent.

               (f) 7th Level will have and maintain insurance at all times with respect to the Collateral against risks of fire, theft and other casualties. 7th Level shall give prompt written notice to the Agent and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers.

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               (g)  All books and records concerning the Collateral consisting of Contracts, Accounts Receivable and other general intangibles are located at 1110 East Collins Boulevard, Suite 122, Richardson, Texas 75081, which is the chief executive office and principal place of business of 7th Level. 7th Level's only additional place of business is at 900 Allen Avenue, Glendale, California 91201. 7th Level shall promptly notify the Agent of any change in the location of its chief executive office or of any new or additional address where its books and records concerning the Collateral are located.

               (h) All Inventory and Equipment owned on the date hereof by 7th Level are located at one of the locations shown in Schedule 5(h) hereto.

               (i) Upon any Event of Default, 7th Level will pay the Agent on demand the costs, expenses, losses, damages and liability (including reasonable attorney's fees) incurred for pursuing, searching for, receiving, taking, keeping, storing, advertising for the sale of and selling the Collateral.

          6. Special Provisions Concerning the Pledged Securities. Without limiting the generality of the other provisions of this Agreement, 7th Level hereby represents and warrants to and covenants and agrees with the Agent as follows:

               (a) A true and complete list of all Pledged Securities is attached as Schedule 6(a) hereto and all information set forth thereon is true, correct and complete. As of the date hereof, 7th Level does not own any other securities or other items that would constitute Pledged Securities. If any shares of capital stock, promissory notes or other securities issued by any subsidiary of 7th Level or issued by any other person are acquired by 7th Level after the date hereof, the same shall without further action constitute Pledged Securities and shall be deposited and pledged (together with all necessary stock or bond powers and endorsements) with the Agent simultaneously with such acquisition.

               (b) Unless an Event of Default shall have occurred and be continuing, (i) 7th Level shall be entitled to receive all payments, dividends and distributions on or with respect to the Pledged Securities (except for any such payment, dividend or distribution that constitutes additional Pledged Securities, in which case the same shall be deposited and pledged with the Agent at the time such payment, dividend or distribution is made) and (ii) 7th Level shall be entitled to vote or consent with respect to the Pledged Securities in any manner.

               (c) Upon the occurrence and during the continuance of an Event of Default, (i) all payments, dividends and distributions on or with respect to the Pledged Securities shall be deposited and pledged (together with all necessary endorsements) with the Agent at the time such payment, dividend or distribution is made and (ii) the Agent shall be entitled to have any or all of the Pledged Securities transferred into its name and

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     (whether or not any of the Pledged Securities has been transferred into the name of the Agent) to vote or consent or take any other action with respect to the Pledged Securities and to exercise any and all other incidents of ownership thereof.

          (d) Without limiting the provisions of clause (c) above, upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled (whether or not any of the Pledged Securities has been transferred into the name of the Agent) to vote any or all of the Pledged Securities and give all consents, waivers and ratifications in respect thereof, and 7th Level hereby irrevocably constitutes and appoints the Agent the proxy and attorney-in-fact of 7th Level, with full power of substitution, to do so. The foregoing proxy and appointment of the Agent as attorney-in-fact for 7th Level are irrevocable, are coupled with an interest and, notwithstanding any provision of applicable corporate or other law to the contrary, shall continue in full force and effect until this Agreement has terminated by its express terms.

     7.   Remedies in Case of Default.

          For purposes of this Agreement, an "Event of Default" shall mean the occurrence of one or more of the following events:

               (a) if 7th Level shall fail to pay when due any of the Obligations; or if 7th Level shall breach any of the representations, warranties or covenants contained in this Agreement provided that such breach is not remedied within thirty (30) days after 7th Level's receipt of written notice of same; or

               (b) if an Event of Default should occur under the Notes, after giving effect to all notice provisions and cure periods provided for therein.

If an Event of Default shall have occurred and be continuing, the Agent shall be entitled to exercise all of the rights, powers and remedies for the protection and enforcement of its rights in respect of the Collateral at law or equity and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral, or any part thereof, at public or private sale or at any broker's board, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem commercially reasonable. The Agent shall have the right to take immediate possession of the Collateral and for that purpose may enter upon any premises on which any Collateral is located without notice and remove the same therefrom. 7th Level hereby expressly consents to such repossession of the Collateral and waives all rights to demand any notice with respect thereto. The Agent may be the purchaser of any or all of the Collateral so sold at any public sale and may apply all or any portion of the Obligations towards the payment for any Collateral purchased by the Agent, and may thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall

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hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption. 7th Level, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. The Agent shall give fifteen (15) days' prior written notice of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

          8. Transfer by 7th Level. 7th Level shall not sell or otherwise dispose of or grant any option with respect to, or pledge or otherwise encumber any of the Collateral or any interest therein, except for sales of inventory or collections of receivables in the ordinary course of business or inventory sold in connection with 7th Level's exiting of the games business.

          9. Power of Attorney. 7th Level hereby appoints the Agent and any designee of the Agent as 7th Level's attorney-in-fact, at 7th Level's own cost and expense, to exercise at any time after the occurrence of an Event of Default all or any of the powers, authorities, and discretions conferred on or reserved to the Agent by or pursuant to this Agreement or applicable law, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreements, instrument or act as the Agent may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. 7th Level hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Agent or any of the Agent's sub-agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Agent pursuant to this paragraph 8, which power of attorney, being given for consideration, is irrevocable. The Agent shall not be liable to the Company or Capital for any action or inaction as Agent hereunder except as may result from its own gross negligence or willful misconduct.

          10. Financing Statements. 7th Level will, upon request by the Agent, promptly make, execute, acknowledge and deliver and file and record in all proper offices and places, including, without limitation, the U.S. Patent and Trademark Office and the U.S. Copyright Office, such financing statements, continuation statements, certificates, collateral agreements and other agreements, documents or instruments as may be necessary to perfect or from time to time renew the liens arising hereunder, including, without limitation, those that may be necessary to perfect such liens in any additional Collateral hereafter acquired by 7th Level or in any replacements or proceeds thereof, and 7th Level will take all such action as may be deemed necessary or advisable by 7th Level for assuring and confirming to the Agent the grant and perfection of the liens in the Collateral, including, without limitation, the Intellectual

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Property Collateral.  To the extent permitted by law, 7th Level authorizes and appoints (such appointment being coupled with an interest and irrevocable) the Agent to execute such financing statements, continuation statements, certificates, collateral agreements, and other agreements, documents and instruments in its stead, with full power of substitution, as 7th Level's attorney-in-fact. To the extent permitted by law, 7th Level further agrees that a carbon, photographic or other reproduction of a security agreement, financing statement or continuation statement is sufficient as a financing statement or continuation statement.

          11. Removal or Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and 7th Level and may be removed at any time, with or without cause, by the Required Lenders (as defined below), and upon any such resignation or removal the Required Lenders shall have the right to appoint a successor Agent. "Required Lenders" shall mean any Lender or Lenders holding Notes evidencing, in the aggregate, an amount equal to not less than a majority of the aggregate principal amount of all Notes then outstanding. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this paragraph 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          12. Termination. Upon such time, if any, as 7th Level shall pay, satisfy or otherwise discharge in full the Obligations, this Agreement shall be null and void and the security interests granted hereunder shall terminate. Notwithstanding the foregoing, 7th Level shall be permitted from time to time to prepay any portion of the Notes in accordance with the terms thereof. Upon termination of this Agreement or any release of Collateral in accordance with the provisions of the preceding sentence, the Agent shall, upon the request and at the sole cost and expense of 7th Level, forthwith assign, transfer and deliver to 7th Level, against receipt and without recourse to or warranty by the Agent, such of the Collateral to be released (in the case of a release) as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Collateral, as the case may be.

          13. Notices. Unless otherwise provided herein or in the Purchase Agreement, any notice or other communication herein required or permitted to be given shall be given in accordance with the provisions of Section 10.4 of the Purchase Agreement.

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          14.  Governing Law.  This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

          15. Miscellaneous. 7th Level agrees with the Agent that each of the obligations and liabilities of 7th Level to the Agent under this Agreement may be enforced against 7th Level without the necessity of joining any other person as a party. This Agreement shall create a continuing first priority security interest in the Collateral and shall be binding upon the successors and assigns of 7th Level and shall inure to the benefit of and be enforceable by the Agent and its permitted successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                            ALPINE ASSOCIATES,
                            a New Jersey Limited Partnership

                            By:  Eckert Corp.,
                                 Its General Partner

                                 By:    /s/ VICTORIA ECKERT
                                     ---------------------------------
                                     Victoria Eckert
                                     President


                            EAST WEST CAPITAL ASSOCIATES, INC.

                            By:          /s/ PAUL NADEL
                                --------------------------------------
                                Name:   Paul Nadel
                                Title:  President


                            ALPINE ASSOCIATES,
                            a New Jersey Limited Partnership,
                            as collateral agent for itself and the other
                            Lender

                            By:  Eckert Corp.,
                                     Its General Partner

                                     By:  /s/  VICTORIA ECKERT
                                        ------------------------------
                                         Victoria Eckert
                                         President


                            7TH LEVEL, INC.


                            By:          /s/  DONALD SCHUPAK
                               ---------------------------------------
                               Name:   Donald Schupak
                               Title:  Chairman of the Board

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